UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2005

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-13990	54-1589611
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Gateway Centre Parkway Richmond, Virginia	23235-5153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

The Registrant issued a press release on October 10, 2005 announcing a partial loss of business from one of its largest tax and flood customers and the impairment of its customer relationship intangible asset related to its acquisition of LandAmerica Tax and Flood Services, Inc. (“LATF”), formerly known as LERETA Corp., on October 1, 2003. Effective October 2005, LATF will no longer provide tax services to Washington Mutual’s (“WaMu”) operations in two states, California and Colorado, but will continue to manage WaMu’s tax and flood services in 23 states in the western United States.

As a result of the loss of business from WaMu, the Registrant conducted an impairment test of LATF’s long-lived assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Additionally, the Registrant conducted an impairment test of LATF’s goodwill intangible in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” before its annual testing date of October 1, 2005, as the loss of  business was deemed to be an indicator of impairment.  On October 7, 2005, it was determined that LATF’s customer relationship intangible was impaired by $37.6 million and will be reflected in the Registrant’s results of operations for the three and nine months ended September 30, 2005. In addition, it was determined that LATF’s goodwill balance of $188.0 million was not impaired. It is not expected that the impairment charge will result in any future cash expenditures.

The press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.06.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 10, 2005 announcing the impairment of intangible asset from loss of customer business

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.

Date: October 11, 2005	By:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Senior Vice President & Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 10, 2005 announcing the impairment of intangible asset from loss of customer business